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                                                               EXHIBIT 10.13.3


August 26, 1996



Scott Sellers


Dear Scott:

        On behalf of the Board of Directors, I would like to express our gratitude for your hard work and efforts in building a strong 3Dfx Interactive Inc.

        In appreciation of your efforts, the Board of Directors has approved a special vesting provision with respect to your restricted stock in the event of a change of control of the Company. For the purposes of this letter, the term "change of control" shall mean (i) a sale of all or substantially all of the Company's assets, or (ii) a consolidation or merger of the Company with or into any other corporation or corporations (other than wholly-owned subsidiaries of the Company), or engagement in a transaction or series of related transactions, in which more than 50% of the voting power of the Company is diagnosed.

        In the event your employment is terminated for other than cause within one year following the effective date of a change of control, in addition to stock already released from the Company's repurchase option, 25% of your stock will be released from the Company's repurchase option set forth in Section 3 of your Restricted Stock Purchase Agreement or, in the event that less than 25% of your stock remains subject to the Company's repurchase option, all of your remaining stock will be released from the Company's repurchase option. For the purposes of this letter, termination other than for cause shall include "constructive" termination under the following circumstances: (i) your base salary or rate of compensation is reduced; (ii) your job authority and responsibility are significantly reduced; and (iii) you are required to change the location of your job so that you will be based at a location more than 50 miles from the then current location of your job.


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Scott Sellers
August 26, 1996
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        If the foregoing confirms our agreement regarding these arrangements, please confirm your acceptance by signing a copy of this letter in the space indicated below.

Sincerely,


/s/ GORDON CAMPBELL
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Gordon Campbell
Chairman of the Board


The foregoing is agreed and accepted:


Signature: /s/ SCOTT SELLERS
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Print Name: Scott Sellers
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Date:   8/30/96
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